                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

[X ]    Filed by the Registrant
[  ]     Filed by a Party other than the Registrant

Check the appropriate box:
[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of Commission only (as permitted by
         Rule 14a-6(e)(2))
[X ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 TRANSPRO, INC.
                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ]     No fee required.
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                [TRANSPRO LOGO]




                                                               March 29, 2004




Dear Fellow Stockholder:


     You are cordially invited to attend our annual meeting of stockholders which will be held at The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York on Thursday, May 6, 2004 at 11:00 a.m. This year you are being asked to elect seven directors to the Board and approve our auditors for the year ending December 31, 2004, all as described in the accompanying notice and proxy statement.


     We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.


     Thank you for your cooperation.



                                     Sincerely yours,

                                     /s/ Barry R. Banducci
                                     -------------------------

                                     Barry R. Banducci
                                     Chairman of the Board

                                 TRANSPRO, INC.

                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        --------------------------------



     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Transpro, Inc. will be held on Thursday, May 6, 2004 at 11:00 a.m., at The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York, for the following purposes:

    (1)   To elect seven directors to serve for the ensuing year;

    (2) To consider and vote on the approval of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2004; and

    (3) To transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

     Stockholders of record at the close of business on March 9, 2004 will be entitled to notice of and to vote at the annual meeting or any adjournments of the annual meeting. All stockholders are cordially invited to attend the annual meeting in person. Stockholders who are unable to attend the annual meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the annual meeting may revoke their proxy and vote their shares in person.




                                          RICHARD A. WISOT
                                          Secretary


New Haven, Connecticut
March 29, 2004

                                TRANSPRO, INC.


                                100 GANDO DRIVE
                          NEW HAVEN, CONNECTICUT 06513

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION


PROXY SOLICITATION

     This proxy statement is furnished to the holders of common stock of Transpro, Inc. in connection with the solicitation by our Board of Directors of proxies for use at the annual meeting of stockholders to be held on Thursday, May 6, 2004, or at any adjournments of the annual meeting. The purposes of the meeting and the matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Proxies for use at the meeting are being solicited by our Board of Directors. Proxies will be mailed to stockholders on or about April 5, 2004 and will be solicited chiefly by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, our officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, facsimile, or in person to request that proxies be furnished. We will pay all expenses incurred in connection with this solicitation. In addition, we have retained Morrow & Co., Inc. to aid in the solicitation of proxies. The anticipated fee of Morrow & Co., Inc. is $5,000 plus out-of-pocket fees and expenses.


REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the annual meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of common stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified. If no specifications are given, the proxies intend to vote the shares represented to approve Proposals No. 1 and 2 as described in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.


RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 9, 2004 are entitled to notice of and to vote at the annual meeting or any adjournments of the annual meeting. On March 9, 2004 there were 7,106,023 shares of common stock outstanding; each share is entitled to one vote on each of the matters to be presented at the annual meeting. The holders of a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the American Stock Exchange. The effect of broker non-votes on the specific items to be brought before the annual meeting is discussed under each item.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS


     Seven directors, constituting the entire Board, are to be elected at the annual meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Each person named below is now a director of Transpro. In the event any of these nominees will be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.


     The nominees, their ages, the year in which each first became a director of Transpro and their principal occupations or employment during the past five years are:




                                    YEAR FIRST
                                      BECAME                     PRINCIPAL OCCUPATION
NOMINEE                       AGE    DIRECTOR                 DURING THE PAST FIVE YEARS
-------                       ---  -----------                --------------------------
Barry R. Banducci ........... 68      1995     Chairman of the Board of Transpro, Inc. since
                                               September 1995; from 1984 to 1996, Vice Chairman of
                                               the Board and a director of The Equion Corporation, a
                                               manufacturer of automotive products; from 1988 to
                                               1994, President and Chief Executive Officer of Equion
                                               and from 1984 to 1988, President and Chief Operating
                                               Officer of Equion; currently a director of Dexmet
                                               Corporation. (1)

William J. Abraham, Jr. ..... 56      1995     Partner with Foley & Lardner, a law firm in Milwaukee,
                                               Wisconsin, since 1980; formerly Chairman of the
                                               Business Law Department of Foley & Lardner and a
                                               member of its Management Committee; currently a
                                               director of The Vollrath Company, Inc., Park Bank,
                                               Quad/Graphics, Inc., Phillips Plastics Corporation and
                                               Windway Capital Corp. (1)

Philip Wm. Colburn .......... 75      1995     Chairman of the Board of Allen Telecom Inc. from
                                               December 1988 to July 2003 and a director of Allen
                                               from 1973 to July 2003; from March 1988 to February
                                               1991, Chief Executive Officer of Allen; currently a
                                               director of Superior Industries International, Inc. and
                                               Andrew Corporation. (2)

Charles E. Johnson .......... 58      2001     Since March 2001, President and Chief Executive Officer
                                               of Transpro, Inc.; from 1996 to March 2001, President
                                               and Director, and from 1997 to March 2001, Chief
                                               Executive Officer, of Canadian General-Tower Ltd., a
                                               producer of polymer films and composite materials to
                                               the automotive and other markets; from 1984 to 1996,
                                               various positions at The Equion Corporation, including
                                               President and Chief Operating Officer from 1993 to
                                               1996.

Paul R. Lederer ............. 64      1995     Currently a director of Maximus, Inc., Vita Food
                                               Products, Inc., R&B Inc. and O'Reilly Automotive,
                                               Inc.; prior to retirement in October 1998, Executive
                                               Vice President -- Worldwide Aftermarket of Federal-
                                               Mogul Corporation since February 1998; from
                                               November 1994 to February 1998, President and Chief
                                               Operating Officer of Fel-Pro Inc., which was acquired
                                               by Federal-Mogul Corporation. (1)

                                 YEAR FIRST
                                   BECAME                    PRINCIPAL OCCUPATION
NOMINEE                   AGE     DIRECTOR                DURING THE PAST FIVE YEARS
-------                   ---     --------                --------------------------
Sharon M. Oster ......... 55    1995        Frederic D. Wolfe Professor of Management and
                                            Entrepreneurship at the School of Management, Yale
                                            University since 1992; from 1992 to 1994, Associate
                                            Dean of Yale's School of Management; from 1983 to
                                            1994, Professor of Economics and Management at
                                            Yale's School of Management; currently a director of
                                            HealthCare REIT, Inc. and The Aristotle
                                            Corporation. (2)

F. Alan Smith ........... 72    1995        Chairman of Advanced Accessory Systems, LLC from
                                            September 1995 to April 2003; Chairman of Mackie
                                            Automotive Systems from May 1998 to December
                                            2001, and a director of 3M from 1986 to 2001; retired
                                            from General Motors Corporation in 1992 after 36
                                            years of service; from 1981 to 1992, Executive Vice
                                            President and a member of the Board of Directors of
                                            GM. (2)

----------
(1)   Member of the Nominating, Governance and Compensation Committee.

(2)   Member of the Audit Committee.


INFORMATION REGARDING THE BOARD OF DIRECTORS

     The business and affairs of Transpro are managed under the direction of our Board of Directors, whose members are elected annually by the stockholders. Our Board of Directors has designated a Nominating, Governance and Compensation Committee and an Audit Committee. Messrs. Lederer, Abraham and Banducci are the members of the Nominating, Governance and Compensation Committee; and Messrs. Smith, Colburn and Ms. Oster are the members of the Audit Committee. Each member of the Audit Committee is independent under Rule 10A-3 of the Securities and Exchange Commission and AMEX listing standards. The Board of Directors has determined that Mr. Smith, Chairman of the Audit Committee, and Mr. Colburn are each an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission. Each member of the Nominating, Governance and Compensation Committee is independent as provided under AMEX listing standards.

     The Nominating, Governance and Compensation Committee recommends to the Board salaries and incentive compensation awards for our officers; reviews and approves guidelines for the administration of incentive compensation programs for other management employees; makes recommendations to the Board with respect to major compensation programs; administers our 1995 Stock Plan and our 1995 Nonemployee Directors Stock Option Plan (the "Directors Plan"), grants stock options and restricted shares of common stock under the 1995 Stock Plan; and issues the Report on Executive Compensation required to be included in our proxy statement by the rules of the Securities and Exchange Commission. This committee also oversees corporate governance issues in accordance with applicable law and American Stock Exchange rules, selects and recommends to the Board nominees for election as directors and considers the performance of incumbent directors in determining whether to recommend them for nomination for re-election. The Nominating, Governance and Compensation Committee has recommended each of the seven returning incumbent directors for re-election at the annual meeting. The charter of the Nominating, Governance and Compensation Committee is posted on our website at www.transpro.com.

     The Audit Committee is directly responsible for the appointment, compensation and oversight of the audit and related work of our independent auditors. The Audit Committee reviews the degree of their independence; approves the scope of the audit engagement, including the cost of the audit; approves any non-audit services rendered by the auditors and the fees for these services; reviews with the auditors and management our policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with our financial staff and the extent to which recommendations made by the independent auditors have been implemented. The Audit Committee has adopted a charter that meets the requirements of the Securities and Exchange Commission and the American Stock Exchange. A copy of the Audit Committee charter is attached as Exhibit A to this proxy statement.

     During 2003, the Board of Directors held five meetings, the Nominating, Governance and Compensation Committee held three meetings and the Audit Committee held eight meetings. During 2003, each director attended at least 75% of the meetings of the Board of Directors held and of all committees of the Board of Directors on which he or she served while he or she was director or a member of a committee of the Board of Directors, except for Ms. Oster, who attended nine of the thirteen Board and applicable committee meetings.


COMPENSATION OF DIRECTORS

     The Chairman of the Board of Directors is paid an annual retainer of $48,000 per year for his services as Chairman and $1,000 for each meeting of the Board of Directors attended. The Chairman does not receive any additional compensation for committee participation. All other nonemployee directors are paid $16,000 per year for their services as a director and $1,000 for each meeting of the Board of Directors attended. Each nonemployee member of the Audit or Nominating, Governance and Compensation Committee is paid $2,000 per year for his or her service as a member ($4,000 if Chairman of the committee), and each committee member is paid $500 for each meeting of a committee attended. Directors are not paid fees for actions by unanimous written consent but are compensated for participation in telephonic meetings. Each director and committee member is reimbursed for travel and related expenses incurred in attending meetings.

     Under our 1995 Nonemployee Directors Stock Option Plan, the Chairman and each nonemployee director are automatically entitled to a grant of options to purchase 3,200 and 1,500 shares of common stock, respectively, on an annual basis, on the first Friday following our annual meeting of stockholders. However, as there were insufficient shares remaining available for grant pursuant to the Directors Plan, no option grants were made to directors in 2003.

     We maintain a matching gift program for the benefit of our directors. Pursuant to the matching gift program, in 2003, we matched gifts to charitable organizations made by the directors in amounts up to $2,500 for each director.

     We are party to an employment agreement with Charles E. Johnson, our President and Chief Executive Officer, and a director. For a description of the terms of this agreement, see "Executive Compensation -- Employment, Termination of Employment and Change of Control Arrangements."


COMMUNICATIONS WITH DIRECTORS

     In order to provide our security holders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. Transpro security holders and other interested persons may communicate with the chairmen of the Company's Nominating, Governance and Compensation Committee, or Audit Committee or with the non-management directors of the Company as a group by sending an email to directors@transpro.com. The email should specify which of the foregoing is the intended recipient. Communications may also be sent by mail addressed in care of the corporate Secretary, Transpro, Inc., 100 Gando Drive, New Haven, CT 06513.

     All communications received in accordance with these procedures will be reviewed initially by our corporate Secretary. The Secretary will relay all such communications to the appropriate director or directors unless the Secretary determines that the communication:

     o does not relate to the business or affairs of Transpro or the functioning or constitution of the Board of Directors or any of its committees;

     o relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

     o is an advertisement or other commercial solicitation or communication;

     o is frivolous or offensive; or

     o is otherwise not appropriate for delivery to directors.

     The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

     Our Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Nominating, Governance and Compensation Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

     We have not established a formal policy regarding director attendance at our annual meetings of stockholders, but our directors generally do attend the annual meeting. The Chairman of the Board presides at the annual meeting of stockholders, and the Board of Directors holds one of its regular meetings in conjunction with the annual meeting of stockholders. Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are present for the annual meeting. Five of the seven members of the Board at the time of the Company's 2003 annual meeting of stockholders attended that meeting.

NOMINATION OF DIRECTORS

     The Nominating, Governance and Compensation Committee has adopted specifications applicable to members of the Board of Directors, and nominees for the Board of Directors recommended by the Nominating, Governance and Compensation Committee must meet these specifications. The specifications provide that a candidate for director should:

     o Have a reputation for industry, integrity, honesty, candor, fairness and discretion;

     o Be knowledgeable in his or her chosen field of endeavor, which field should have such relevance to our businesses as would contribute to the company's success;

     o Be knowledgeable, or willing and able to become so quickly, in the critical aspects of our businesses and operations; and

     o Be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a publicly held corporation.

     In addition, nominees for the Board of Directors should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, the automotive industry, international business, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development, and executive compensation.

     The Nominating, Governance and Compensation Committee will consider nominees recommended by stockholders for election at the 2005 Annual Meeting of Stockholders that are submitted prior to the end of 2004 to our Secretary at Transpro's offices, 100 Gando Drive, New Haven, Connecticut 06513. Any recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of the nominee to serve if nominated and elected, so that the candidate may be properly considered. All stockholder recommendations will be reviewed in the same manner as other potential candidates for Board membership.

     The Nominating, Governance and Compensation Committee has not received any nominees for election to the Board from any stockholder or group that has held more than 5% of our common stock for a period of one year.

CODE OF ETHICS

     Our Board of Directors has approved a Code of Business Conduct in accordance with the rules of the Securities and Exchange Commission and the American Stock Exchange that governs the conduct of each of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Business Conduct is maintained on our website at www.transpro.com.

VOTE REQUIRED

     The seven nominees receiving the affirmative vote of holders of a majority of the shares of common stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, shall be elected as directors. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an instruction to withhold authority by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the nominee because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve the nominee.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 -- ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF TRANSPRO AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Nominating, Governance and Compensation Committee (the "Compensation Committee") is comprised of three independent non-employee directors. As members of the Compensation Committee, it is our responsibility to administer Transpro's executive compensation programs, monitor corporate performance and its relationship to compensation of executive officers, and make appropriate recommendations concerning matters of executive compensation.

   Compensation Policies

     We have formulated a compensation philosophy that is designed to enable us to attract, retain and reward capable employees who can contribute to the success of Transpro, principally by (i) setting base salaries at the median of the marketplace, (ii) creating an annual incentive opportunity with target award levels somewhat above median marketplace practices and (iii) creating a significant long term incentive opportunity for senior management. We believe that implementation of a system of compensation that emphasizes performance-based compensation provides a strong alignment to stockholders' interests. Five key principles serve as the guiding framework for compensation decisions for all employees of Transpro:

     o To attract and retain the most highly qualified management and employee team.

     o To pay competitively compared to similar automotive companies.

     o To encourage superior employee performance by aligning rewards with stockholder interests, especially through the use of tangible performance targets.

     o To motivate senior executives to achieve Transpro's annual and long-term business goals by providing leveraged equity-based incentive opportunities.

     o To strive for fairness in administration by emphasizing performance related contributions as the basis for pay decisions.

     To implement these policies, we have designed the framework for a four-part executive compensation program consisting of base salary, annual incentive plan, long-term incentive opportunities for senior management, and other employment benefits.

     Base Salary. We will seek to maintain levels of compensation that are competitive with similar automotive companies. Base salary represents the fixed component of the executive compensation program. Transpro's philosophy regarding base salaries is conservative, and will seek to maintain salaries for the aggregate officer group at approximately the competitive industry average. Periodic increases in base salary will relate to individual contributions evaluated against established objectives, length of service, and the industry's annual competitive pay practice movement. We believe that base salary for 2003 for our Chief Executive Officer and for the other executive officers was generally at the competitive industry average.

     Annual Incentive Plan. We have designed an annual incentive plan pursuant to which key Transpro employees will be eligible to receive performance bonuses in a range based upon a percentage of their annual base salary. Payment of the performance bonuses is based upon performance measures set by the Compensation Committee that incorporate overall corporate, strategic business unit and personal targets. In general, with regard to senior executives, a greater degree of emphasis is placed on the long-term incentives described below.

     Long-Term Incentives. We believe that the pay program should provide senior executives with an opportunity to increase their ownership and potentially gain financially from Transpro stock price increases. By this approach, the best interests of stockholders and senior executives will be closely aligned. Therefore, senior executives are eligible to receive restricted stock and are also eligible to receive stock options, giving them the right to purchase shares of common stock at a specified price in the future. We believe that the use of restricted stock and stock options as the basis for long-term incentive compensation meets our defined compensation strategy and business needs by achieving increased value for stockholders and retaining key employees.

     Other Benefits. Our philosophy is to provide competitive health- and welfare-oriented benefits to executives and employees, but to maintain a conservative posture relative to executive benefits. Consistent with industry practices, we provide an automobile allowance to executive officers.

   Compliance with Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million paid to a corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. We intend to structure the compensation of our executive officers in a manner that should ensure that Transpro does not lose any tax deductions because of the $1 million compensation limit in the foreseeable future.

     The salaries for our highest paid executives will be set, in part based on independent studies, at levels approximating the average for companies of comparable size in similar industries and are not expected to approach $1 million in the foreseeable future. We are a proponent of using more performance and equity-based compensation, which can often be designed to ensure that tax deductibility is not compromised.

     Our 1995 Stock Plan incorporates maximum limitations on individual annual stock option and restricted stock grants so as to meet the requirements of
Section 162(m). The 1995 Stock Plan also identifies performance measures to be used if we decide to use performance-based vesting restricted stock in the future to meet the requirements of Section 162(m).

   2003 Compensation for the Chief Executive Officer

     In 2003, Charles E. Johnson was entitled to receive base salary payments at a rate of $360,000 per year, pursuant to the terms of his employment agreement with the Company. His base salary was increased to $374,400 effective March 11, 2002 and was increased to $395,000 effective March 3, 2003. See "Executive Compensation -- Employment, Termination of Employment and Change of Control Arrangements." Mr. Johnson did not receive an annual performance bonus pursuant to the Annual Incentive Plan for 2003. Mr. Johnson did not receive any options to purchase common stock during 2003, as the Compensation Committee believes that prior option grants to Mr. Johnson were adequate to implement its compensation principles.

 Summary

     The Compensation Committee believes that we have implemented a comprehensive compensation program for Transpro executives that is appropriate and competitive with the total compensation programs provided by other similar automotive companies with which we compete. We believe our compensation philosophy ties compensation to stockholder returns and thereby links compensation to the achievement of annual and longer-term operational results of Transpro on behalf of our stockholders. We look forward to providing the stockholders with an update in our next annual report to you.


                                     Nominating, Governance and Compensation
                                     Committee of the Board of Directors


                                     -- Paul R. Lederer, Chairman
                                     -- William J. Abraham, Jr.
                                     -- Barry R. Banducci


ANNUAL AND LONG-TERM EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid or accrued by Transpro and its subsidiaries to those persons who were the Chief Executive Officer and the other four most highly compensated executive officers at the end of 2003 (collectively, the "named executive officers"), for services rendered by them in all capacities in which they served Transpro and its subsidiaries during 2001, 2002 and 2003.


                          SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION (A)              AWARDS
                                               --------------------------   ------------------------
                                                                             SECURITIES       ALL
                                                                             UNDERLYING      OTHER
                                                                 BONUS        OPTIONS/       COMP.
NAME AND PRINCIPAL POSITION            YEAR     SALARY ($)        ($)         SARS (#)       ($)(B)
-----------------------------------   ------   ------------   -----------   ------------   ---------
Charles E. Johnson (c) ............    2003      $391,890      $      0              0      $ 9,817
 President and Chief Executive         2002      $381,812      $242,000         35,000      $10,123
 Officer                               2001      $280,275      $ 81,000        100,000       83,722

Richard A. Wisot (d) ..............    2003      $205,255      $      0              0      $ 6,323
 Vice President, Treasurer,            2002      $194,778      $ 60,000         15,000      $ 3,069
 Secretary and Chief Financial         2001      $104,013      $ 20,000         25,000      $ 1,976
 Officer

David Albert (e) ..................    2003      $234,998      $      0              0      $10,547
 Vice President -- Operations          2002      $200,858      $ 70,000         25,000      $27,016
                                       2001      $115,188      $ 22,000         25,000      $84,595

Jeffrey L. Jackson ................    2003      $166,546      $      0              0      $ 3,354
 Vice President --                     2002      $157,403      $ 53,000         26,433      $ 3,028
 Human Resources and Process           2001      $148,132      $ 23,000         10,000      $ 4,208

Kenneth T. Flynn, Jr. (f) .........    2003      $142,808      $      0              0      $ 4,569
 Vice President and Corporate          2002      $132,138      $ 27,000         10,000      $ 3,859
 Controller                            2001      $ 64,511      $ 18,000              0      $ 1,915


----------
(a) The aggregate amount of perquisites and other personal benefits is less than the lesser of $50,000 or 10% of the total salary and bonus reported for each indicated named executive officer.

(b) All Other Compensation includes for 2001, 2002 and 2003, respectively, (i) contributions made by Transpro to each named executive officer under its defined contribution plan in the following amounts: Mr. Johnson -- $3,214, $9,064 and $8,638; Mr. Wisot -- $922, $2,010 and $5,144; Mr. Albert --
     $1,414, $2,260 and $2,211; Mr. Jackson -- $2,949, $2,752 and $3,072; and
     Mr. Flynn -- $672, $2,800 and $3,390; and (ii) insurance premiums paid by Transpro in 2001, 2002 and 2003 for the benefit of the named executive officers in the following amounts: Mr. Johnson -- $1,987, $1,059 and $1,179; Mr. Wisot -- $1,054, $1,059 and $1,179; Mr. Albert -- $977, $1,059
     and $1,179; Mr. Jackson -- $1,259, $276 and $282; and Mr. Flynn -- $1,243,
     $1,059 and $1,179. Also includes reimbursement of grossed-up moving expenses in 2001 for Messrs. Johnson and Albert in the amounts of $78,521 and $82,204, respectively, and in 2002 and 2003 for Mr. Albert in the amounts of $23,697 and $7,157, respectively.

(c)  Mr. Johnson joined Transpro in March 2001.

(d)  Mr. Wisot joined Transpro in June 2001.

(e)  Mr. Albert joined Transpro in April 2001.

(f)  Mr. Flynn joined Transpro in June 2001.

     There were no grants of stock options made during the year ended December 31, 2003 to the named executive officers.

     The following table sets forth information with respect to unexercised options to purchase Transpro common stock held by the named executive officers at December 31, 2003. No options to purchase common stock were exercised in 2003 by these persons.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF                   VALUE OF UNEXERCISED
                                      UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                         FISCAL YEAR-END #              FISCAL YEAR-END($) (A)
                                  -------------------------------   ------------------------------
NAME                               EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------------   -------------   ---------------   -------------   --------------
Charles E. Johnson ............      88,750           46,250           $91,200          $25,800
Richard A. Wisot ..............      16,250           23,750           $12,375          $12,375
David Albert ..................      18,750           31,250           $12,375          $12,375
Jeffrey L. Jackson ............      16,850           19,583           $14,930          $11,116
Kenneth T. Flynn, Jr. .........       2,500            7,500           $     0          $     0

----------
(a) Computed based upon the difference between the closing price of Transpro common stock on December 31, 2003 ($4.19) and the exercise price.


EQUITY COMPENSATION PLAN INFORMATION


     The following table sets forth information concerning our equity compensation plans as of December 31, 2003:


                                                                                                     NUMBER OF SECURITIES
                                                                                                   REMAINING AVAILABLE FOR
                                         NUMBER OF SECURITIES TO         WEIGHTED-AVERAGE           ISSUANCE UNDER EQUITY
                                         BE ISSUED UPON EXERCISE        EXERCISE PRICE OF             COMPENSATION PLANS
                                         OF OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,         (EXCLUDING SECURITIES
PLAN CATEGORY                              WARRANTS AND RIGHTS       WARRANTS AND RIGHTS ($)      REFLECTED IN LEFT COLUMN)
--------------------------------------- ------------------------- ----------------------------- -----------------------------
Equity compensation plans approved
 by security holders:
 1995 Stock Plan ......................          432,359                     $ 3.85                        132,004
 Directors' Plan ......................           99,200                     $ 7.50                            800
Equity compensation plans not
 approved by security holders .........                0                         --                              0
                                                 -------                     ------                        -------
Total .................................          531,559                     $ 4.53                        132,804

RETIREMENT PLAN

     Each of our named executive officers are covered by a non-contributory defined benefit cash balance plan. We credit an amount, quarterly, to a notional account for each participant under the plan equal to the sum of (i) each participant's total compensation for the quarter (excluding bonus) multiplied by a percentage factor plus (ii) each participant's total compensation for the quarter (excluding bonus) in excess of a fraction of the Social Security wage base multiplied by a percentage factor. The percentage factors are determined under the following table:


                                                                   PLUS % OF PAY ABOVE 1/12
YEARS OF SERVICE              CREDIT ACCOUNT WITH % OF PAY   OF SOCIAL SECURITY TAXABLE WAGE BASE
---------------------------- ------------------------------ -------------------------------------
Less than 10 years .........               2.25%                          2%
10 to 20 years .............               3.00%                          2%
20 or more years ...........               4.00%                          2%

     Each year of employment until each participant's normal retirement date (age 65), the notional account balances will be credited quarterly with interest equal to the average of the one-year Treasury bill rate on the first day of October, November and December of the previous calendar year multiplied by his or her accountbalance at the beginning of the quarter. Upon retirement, the notional account balance will be paid in the form of a lump sum payment or converted to an annuity to provide monthly benefit payments. Upon normal retirement at age 65, Messrs. Johnson, Wisot, Albert, Jackson, and Flynn's estimated annual pension benefits under the cash balance plan are $6,903, $6,676, $8,773, $12,555, and $6,999, respectively.


EMPLOYMENT, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS


   Charles E. Johnson

     Effective March 12, 2001, we entered into an employment agreement with Charles E. Johnson, our President and Chief Executive Officer. The agreement has a two-year term with automatic one-year extensions upon each anniversary date of the agreement unless either party gives at least 90 days' notice to the contrary. The employment agreement can be terminated by Transpro for "serious cause" (as defined in the employment agreement) or in the event Mr. Johnson becomes disabled, and Mr. Johnson can terminate the agreement for "good reason" (as defined in the agreement). The employment agreement provides annual pension benefits, supplemental to the annual benefits paid under our retirement plans, in an amount determined in accordance with the applicable Transpro retirement plan, without giving effect to limits imposed by the Internal Revenue Code and regulations of the IRS on the amount of benefits payable or compensation that may be used in determining benefits that may be paid to an individual under a Federal income tax qualified plan. As of December 31, 2003, our accrued obligation to Mr. Johnson with respect to his supplemental pension benefit was $15,699. The employment agreement also provides for an annual salary of $360,000 and a bonus of up to 150% of base salary determined based upon performance targets set annually by the Board. Mr. Johnson's annual base salary was increased in March 2002 to $374,400 and was increased in March 2003 to $395,000. In addition, under the agreement, in March 2001 Mr. Johnson received options to purchase 60,000 shares of common stock under our 1995 Stock Plan exercisable one third after one year from date of grant, two-thirds after two years from date of grant and 100 percent after three years from date of grant. In June 2001, Mr. Johnson received options to purchase an additional 40,000 shares that are exercisable 50% after March 12, 2002 and 100% after March 12, 2003. We also agreed to pay Mr. Johnson's reasonable relocation expenses.

     Mr. Johnson's employment agreement contains additional provisions which provide that, in the event we terminate Mr. Johnson's employment other than for "serious cause" or his disability, death or retirement, or if Mr. Johnson terminates his employment for "good reason," we would pay him an amount equal to his salary for one year and would provide his life, disability, accident, medical and hospitalization insurance benefits during a period of one year after termination. In addition, we would pay Mr. Johnson accrued vacation pay and all other amounts to which he is entitled under the agreement prior to termination.


   Severance Agreements

     Messrs. Wisot, Albert, Jackson and Flynn entered into severance agreements with the Company. Pursuant to their respective severance agreements, if the officer lost his current position (except for termination for "cause" as defined in each severance agreement), or if during the term thereof should there be a material change in ownership, or the sale of a portion of the business, which results in his not having a position similar to his current position including similar pay and benefits then his base salary will continue to be paid until he either secures other full-time employment, or for one year, whichever occurs first.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Nominating, Governance and Compensation Committee currently consists of three non-employee directors - Messrs. Lederer, Abraham and Banducci. Under our 1995 Nonemployee Directors Stock Option Plan, the Chairman and each nonemployee director, including members of the Nominating, Governance and Compensation Committee, are automatically entitled to a grant of options to purchase 3,200 and 1,500 shares of common stock, respectively, on an annual basis, on the first Friday following our annual meeting of stockholders. However, as there were insufficient shares remaining available for grant pursuant to the Directors Plan, no option grants were made to directors in 2003.

     We have from time to time retained the law firm of Foley & Lardner to perform legal services on our behalf. Payments made by us to Foley & Lardner in 2003 were approximately $33,871. Mr. Abraham is a partner at Foley & Lardner.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and The American Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.


     Based upon a review of the copies of these forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2003 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with.


COMPANY PERFORMANCE


     The following graph shows the cumulative total stockholder return on Transpro common stock since January 1, 1999, compared to the returns of the American Stock Exchange Market Value Index, the New York Stock Exchange Market Value Index and a peer group consisting of the reporting companies in SIC Code 3714 -- Motor Vehicle Parts and Accessories. Both the New York Stock Exchange Market Value Index and the American Stock Exchange Market Value Index are included pursuant to applicable SEC regulations since the listing of Transpro's common stock was moved from the New York Stock Exchange to the American Stock Exchange in October 2003.

                                TRANSPRO, INC.
               COMPARISON OF CUMULATIVE TOTAL RETURN 1/99-12/03
             VS. NYSE MARKET VALUE INDEX, AMEX MARKET VALUE INDEX
             AND SIC -- MOTOR VEHICLE PARTS AND ACCESSORIES INDEX


                               [GRAPHIC OMITTED]


     Assumes $100 invested January 1, 1999 in Transpro common stock, AMEX Market Value Index, NYSE Market Value Index and SIC -- Motor Vehicle Parts and Accessories Index; assumes dividend reinvestment.




                                      1/99        12/99         12/00         12/01          12/02         12/03
                                     ------   ------------   -----------   -----------   ------------   -----------
TRANSPRO .........................    $100      $ 136.74      $  55.51      $  67.14       $ 121.28      $  90.75
AMEX MARKET VALUE INDEX ..........    $100      $ 124.67      $ 123.14      $ 117.47       $ 112.78      $ 153.50
NYSE MARKET VALUE INDEX ..........    $100      $ 109.50      $ 112.11      $ 102.12       $  83.42      $ 108.07
SIC INDEX ........................    $100      $  80.93      $  61.41      $  74.54       $  70.13      $ 101.46

                                STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

     The following tables set forth information as of March 9, 2004 with respect to the only persons known to us to be the beneficial owners (for purposes of the rules of the SEC) of more than 5% of the outstanding shares of our common stock as of that date.


                                                AMOUNT AND
                                                NATURE OF
NAME AND ADDRESS OF                             BENEFICIAL      PERCENT
BENEFICIAL OWNERS                               OWNERSHIP       OF CLASS
-----------------                               ---------       --------
Gabelli Funds, LLC .......................      1,254,200(a)      17.6%
GAMCO Investors, Inc.
MJG Associates, Inc.
Gabelli Advisers, Inc.
 One Corporate Center
 Rye, NY 10580

Ironwood Capital Management, LLC .........        888,175(b)      12.5%
Warren J. Isabelle
Richard L. Droster
Donald Collins
 21 Custom House Street
 Boston, MA 02110

Towle & Co. ..............................        529,915(c)       7.5%
 12855 Flushing Meadow Drive
 St. Louis, MO 63131

Paul S. Wilhide ..........................        497,413(d)       7.0%
 2121 North Fielder Road
 Arlington, TX 76012

Athena Capital Management, Inc. ..........        454,400(e)       6.4%
Minerva Group, LP
David P. Cohen
 4 Tower Bridge, #222
 200 Barr Harbor Drive
 West Conshohocken, PA 19428

Dimensional Fund Advisors Inc. ...........        447,500(f)       6.3%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

----------
(a) This figure is based on information set forth in a Schedule 13D Amendment No. 16 filed with the SEC on June 11, 2003. GAMCO Investors, Inc. ("GAMCO") holds sole voting and dispositive power over 691,500 shares of common stock. Gabelli Funds, LLC holds sole voting and dispositive power over an aggregate of 396,400 shares of common stock. MJG Associates, Inc. ("MJG") holds sole voting and dispositive power over 9,000 shares of common stock. Gabelli Advisers, Inc. holds sole voting and dispositive power over 157,300 shares of common stock. Mario J. Gabelli is the chief investment officer of each of the reporting persons and is the sole shareholder of MJG.

(b) This figure is based on information set forth in a Schedule 13G filed with the SEC on February 17, 2004. Each of the listed parties holds shared voting power over 646,975 shares and shared dispositive power over all of the indicated shares.

(c) This figure is based on information set forth in a Schedule 13D filed with the SEC on May 7, 2003. Towle & Co. holds sole voting and dispositive power over 156,600 shares, and shared dispositive power over 373,315 shares.

(d) This figure is based on information set forth in a Schedule 13G filed with the SEC on December 9, 2002. Mr. Wilhide holds sole voting and dispositive power over all of the indicated shares. Mr. Wilhide also holds 12,781 shares of Transpro's Series B Convertible Redeemable Preferred Stock. Mr. Wilhide's Series B preferred stock is convertible into common stock on a ratio based on the prevailing market price of Transpro common stock; provided that the aggregate Transpro common stock issued upon all Series B preferred stock conversions shall not exceed 7% of the outstanding common stock of Transpro after giving effect to the conversions. In December 2001, Mr. Wilhide converted 11,080 shares of Series B preferred stock into 373,279 shares of Transpro common stock and in November 2002, Mr. Wilhide converted an additional 6,139 shares of Series B preferred stock into 124,134 shares of Transpro common stock.

(e) This figure is based on information set forth in a Schedule 13G filed with the SEC on February 4, 2004. Athena Capital Management, Inc. holds shared voting and dispositive power over 250,400 shares and Minerva Group, LP holds sole voting and dispositive power over 204,100 shares. David P. Cohen is deemed to have beneficial ownership of all of the indicated shares.

(f) This figure is based on information set forth in a Schedule 13G filed with the SEC on February 6, 2004. Dimensional Fund Advisors Inc. holds sole voting and dispositive power over the indicated shares, and acts as an investment advisor or manager to various investment companies, trusts and accounts that own the shares. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the indicated shares.


DIRECTORS AND OFFICERS

     The following table sets forth information as of March 9, 2004, with respect to shares of our common stock beneficially owned (for purposes of the rules of the SEC) by each director and each executive officer named in the Summary Compensation Table above and by all directors and current executive officers as a group, except that the information with respect to shares held by the trustee under Transpro's 401(k) Savings Plan is as of December 31, 2003 (the most recent practicable date for such information). Beneficial ownership includes shares that may be obtained within 60 days through the exercise of stock options.


                                                         AMOUNT AND
                                                         NATURE OF
                                                         BENEFICIAL         PERCENT
NAME OF BENEFICIAL OWNER                                 OWNERSHIP          OF CLASS
------------------------                                 --------           --------
Barry R. Banducci .............................          153,975(a)           2.2%
Charles E. Johnson ............................          194,554(b)           2.7%
William J. Abraham, Jr. .......................           69,375(c)(d)        1.0%
Philip Wm. Colburn ............................           38,313(c)             *
Paul R. Lederer ...............................           15,875(c)(e)          *
Sharon M. Oster ...............................           20,736(c)             *
F. Alan Smith .................................           27,875(c)             *
David Albert ..................................           35,499(f)             *
Kenneth T. Flynn, Jr. .........................            5,000(g)             *
Jeffrey L. Jackson ............................           58,704(h)             *
Richard A. Wisot ..............................           31,000(i)             *
All directors and executive officers as a group
  (11 persons) ................................          650,906(j)           8.8%

----------
*    Less than 1%

(a) Includes 26,800 shares issuable upon exercise of options. Also includes 53,000 shares held by The Banducci Family LLC.

(b) Includes 12,604 shares held by the trustee under the Transpro, Inc. 401(k) Savings Plan and 117,500 shares issuable upon exercise of options.

(c)  Includes 12,875 shares issuable upon exercise of options.

(d)  Includes 13,100 shares held in Mr. Abraham's Keogh account.

(e)  Includes 3,000 shares held by the Paul R. Lederer Revocable Trust.

(f) Includes 7,999 shares held by the trustee under the Transpro, Inc. 401(k) Savings Plan and 25,000 shares issuable upon exercise of options.

(g)  Consists of shares issuable upon exercise of options.

(h) Includes 30,711 shares held by the trustee under the Transpro, Inc. 401(k) Savings Plan and 24,767 shares issuable upon exercise of options.

(i)  Includes 20,000 shares issuable upon exercise of options.

(j) Consists of 316,150 shares owned by or on behalf of directors and executive officers; 51,314 shares held on behalf of certain executive officers by the trustee under the Transpro, Inc. 401(k) Savings Plan; and 283,442 shares issuable upon exercise of options.


      PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2004, and has directed that the selection of independent auditors be submitted for ratification by stockholders at the annual meeting. PricewaterhouseCoopers LLP and its predecessor Coopers & Lybrand L.L.P. has audited our financial statements since 1995. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection were ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Transpro and its stockholders.


VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares of common stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS" TO BE IN THE BEST INTERESTS OF TRANSPRO AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.


                                AUDITOR MATTERS


REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews Transpro's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Transpro's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the fiscal year ended December 31, 2003. The

Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Transpro and its management. The Audit Committee has also considered whether the independent auditors provision of non-audit services to Transpro is compatible with the auditor's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements for the fiscal year ended December 31, 2003 be included for filing in Transpro's annual report on SEC Form 10-K for the year ended December 31, 2003.

                                        Audit Committee of the Board of
                                        Directors

                                        -- F. Alan Smith, Chairman
                                        -- Philip Wm. Colburn
                                        -- Sharon M. Oster


AUDIT FEES

     Aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual consolidated financial statements included in the annual report on Form 10-K and the review of interim consolidated financial statements included in quarterly reports on Form 10-Q and the review and audit of the application of new accounting pronouncements and SEC releases were $394,973 and $506,662 for the years ended December 31, 2003 and 2002, respectively.


AUDIT-RELATED FEES

     Aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not disclosed under "Audit
Fees" above were $56,120 and $129,970 for the years ended December 31, 2003 and 2002, respectively. These audit related services include primarily audits of the Company's employee benefit plans and audits in connection with acquisitions.


TAX FEES

     Aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to Transpro for tax compliance, tax advice and tax planning were $26,320 and $15,902 for the years ended December 31, 2003 and 2002, respectively. These tax related services include primarily tax compliance, tax planning and advice, and assistance with tax appeals.


ALL OTHER FEES

     Aggregate fees billed by PricewaterhouseCoopers LLP for all other products and services provided to Transpro were $1,400 and $1,400 for the years ended December 31, 2003 and 2002, respectively. These fees were for accounting research software licence fees.


AUDIT COMMITTEE PRE-APPROVAL POLICY

     Pursuant to its charter, the Audit Committee is responsible for selection, approving compensation and overseeing the independence, qualifications and performance of the independent accountants. The Audit Committee has adopted a pre-approval policy pursuant to which certain permissible audit and non-audit services may be provided by the independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and may be subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor's independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the company; and whether the service could enhance our ability to manage or control risk or improve audit quality.

     All of the audit-related, tax and other services provided by PricewaterhouseCoopers in fiscal year 2003 and related fees were approved in advance by the Audit Committee as the pre-approval policy had not yet been finalized.


                             CERTAIN TRANSACTIONS


     We have from time to time retained the law firm of Foley & Lardner to perform legal services on our behalf. Payments made by us to Foley & Lardner in 2003 were approximately $33,871. William J. Abraham, one of our directors, is a partner at Foley & Lardner.


                             STOCKHOLDER PROPOSALS


     All stockholder proposals which are intended to be presented at the 2005 annual meeting of stockholders and included in our proxy statement for that meeting must be received by us no later than November 30, 2004 for inclusion in our proxy statement and form of proxy relating to that meeting.


     For business to be otherwise properly brought before the 2005 annual meeting of stockholders by a stockholder, the stockholder must deliver notice in proper written form to our Secretary at our principal executive offices not later than February 4, 2005 nor earlier than January 5, 2005. Our bylaws contain additional requirements in connection with the content of such a notice.


                                OTHER BUSINESS


     The Board of Directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.


     Our annual report, including financial statements, for the year 2003 is enclosed with this proxy mailing but is not a part of the proxy soliciting material.


     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting, please sign the proxy and return it in the enclosed envelope.


                                        By Order of the Board of Directors



                                        RICHARD A. WISOT
                                        Secretary


Dated: March 29, 2004

                                                                      EXHIBIT A

                                TRANSPRO, INC.
                        CHARTER OF THE AUDIT COMMITTEE

     I. PURPOSES

     The Audit Committee is appointed by the Board of Directors of Transpro, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities with respect to financial reporting and the other matters listed below. The Audit Committee's primary purposes are to:

     o Assist Board oversight of the integrity of the Company's financial statements.

     o Assist Board oversight of the Company's compliance with legal and regulatory requirements, including monitoring the integrity of the Company's reporting standards and systems of internal controls regarding finance, accounting and legal matters.

     o Recommend to the Board of Directors for stockholder approval independent auditors to conduct the annual audit.

     o Assist Board oversight by monitoring the qualifications, independence, performance and scope of examination of the Company's independent external auditors.

     o Assist Board oversight by monitoring the performance of the Company's internal audit function.

     o Provide an avenue of communication among the Company's independent external auditors, management and the Board of Directors.

     o Review the quarterly and annual financial statements and the annual audit report.

     o Annually prepare a report for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations.

     The Company's independent external auditors should promptly consult with the Chair of the Audit Committee if, at any time, any material concern or matter arises which has not been promptly or appropriately addressed by the management of the Company or which involves any illegal act or conflict of interest or self-dealing on the part of the Company's senior management.

     The Company's independent external auditors are directly accountable to the Audit Committee. The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities and has direct access to the independent external auditors as well as anyone in the organization.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent external auditors. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations. Members of the Audit Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the directors generally.

     The Chairman of the Board and the Chief Executive Officer shall provide the Audit Committee with all of the resources, both internal and external, which the Audit Committee deems necessary or advisable to meet its duties and responsibilities and carry out its function. Without limiting the foregoing, the Audit Committee may retain, at the Company's expense and without seeking approval from the Board of Directors, such special legal, accounting or other consultants or experts as it deems necessary in the performance of its duties. The Audit Committee shall inform an executive officer of the Company promptly of any actions by the Audit Committee, of which an executive officer of the Company is not otherwise aware, that would result in the commitment or payment of Company funds.

     II. COMPOSITION AND MEETINGS

     The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall meet the independence criteria set forth in Rule 10A-3 of the Securities

Exchange Act of 1934 and the independence and financial literacy requirements of the American Stock Exchange. At least one member of the Audit Committee shall be financially sophisticated as required by the American Stock Exchange.

     Audit Committee members shall be appointed by the Board of Directors, shall serve at the will of the Board of Directors, and may be removed with or without cause by the affirmative vote of a majority of the members of the Board of Directors. No Audit Committee member may simultaneously serve on the audit committees of more than three public companies unless the Board of Directors affirmatively determines that such service would not impair the ability of such member to effectively serve on the Audit Committee. The Audit Committee Chair may be rotated among members periodically at the discretion of the Board of Directors. If practicable, the immediate past chair will continue as a member of the Audit Committee for at least one year to ensure an orderly transition. If an Audit Committee Chair is not designated or present at a meeting, the members of the Audit Committee may designate a Chair for such meeting by majority vote.

     The Audit Committee shall meet on at least a quarterly basis, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.

     The Chair of the Audit Committee will regularly report the Audit Committee's findings, conclusions and recommendations to the Board of Directors.

     III. RESPONSIBILITIES AND DUTIES

     In discharging its duties, the Audit Committee shall:

     Review Procedures
     -----------------

     1. Submit this Charter to the Board of Directors for approval and have the document published in accordance with SEC regulations.

     2. Review and discuss with management and the independent auditors the Company's annual audited financial statements and related footnotes, quarterly financial statements, and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     3. Periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent external auditors to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

     4. Discuss with management and the independent external auditors any significant issues regarding accounting principles, practices and judgments reflected therein prior to any public release, filing or distribution.

     5. In consultation with management and the independent external auditors, consider the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the independent external auditors together with management's responses and the status of management's response to previous recommendations.

     6. The Audit Committee shall review with management and independent external auditors the Company's quarterly financial results prior to the public release thereof and/or the company's quarterly financial statements prior to any public release, filing or distribution.

     7. Discuss generally the types of information to be disclosed in earnings press releases, as well as the manner of presentation and the types of financial information and earnings guidance provided to analysts and rating agencies.

     8. Review and discuss any significant changes in the Company's accounting principles and practices and any items required to be communicated by the independent external auditors in accordance with Statements of Auditing Standards 61 and 71, as amended from time to time.

     9. Review annually the financial and accounting organizational structure, including the responsibilities, budget and staffing of the Company's internal audit function.

     Independent Auditors
     --------------------

     10. Retain the Company's independent external auditors, who shall report directly to the Audit Committee, and approve any discharge of independent external auditors when circumstances warrant.

     11. Review the qualifications, independence and performance of the independent external auditors and annually recommend to the Board of Directors the appointment of the independent external auditors.

     12. Review and evaluate the lead audit partner of the independent auditor and assure that the lead audit partner is rotated as required by applicable law.

     13. Pre-approve all audit engagement fees and terms, as well as all non-audit engagements with the independent external auditors. The Audit Committee shall have sole authority to approve such matters.

     14. On at least an annual basis, ensure that the independent external auditors submit a formal written statement delineating all of their relationships with the Company consistent with Independent Standards Board No. 1. Review and discuss with the independent external auditors all significant relationships they have with the Company that could impair their independence and, when warranted, recommend appropriate action to the Board of Directors.

     15. Review and discuss the independent external auditors' audit plan with regard to its scope, staffing, locations, reliance upon management and general audit approach.

     16. Obtain and review, at least annually, a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting independent audits carried out by the firm, and any steps taken to deal with any such issues.

     17. Consider and discuss with management the independent external auditors' judgments about the quality and appropriateness of the Company's accounting principles and underlying estimates used to prepare the Company's financial statements, the clarity of the Company's financial disclosure and whether the Company's accounting principles are common practices or minority practices.

     18. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

     19. Monitor hiring practices with respect to employees or former employees of the Company's independent external auditors.


     Legal Compliance
     ----------------
     20. Review corporate policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud.

     21. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     22. Review significant cases of employee conflict of interest, misconduct or fraud.

     23. Review in-house procedures for oversight of officers' expenses and perquisites.

     24. On at least an annual basis, meet with the Company's management and, if necessary, the Company's outside counsel, to discuss any legal matters that could have a significant impact on the financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities
     --------------------------------------

     25. Annually prepare a report to shareholders as required by the SEC, to be included in the Company's annual proxy statement.


     26. Monitor the Company's risk assessment and risk management. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.


     27. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

                                 TRANSPRO, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 6, 2004



         Barry R. Banducci and Charles E. Johnson, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Transpro, Inc. held of record by the undersigned on March 9, 2004, at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Thursday, May 6, 2004, at The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1 AND 2.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                 TRANSPRO, INC.

                                   MAY 6, 2004


                           Please date, sign and mail
                             your proxy card in the
                     envelope provided as soon as possible.

                Please detach and mail in the envelope provided.

-------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
     "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
-------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS                                               2.  APPROVAL OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
                                      Nominees                              AS THE COMPANY'S INDEPENDENT AUDITORS:
[ ]      FOR ALL NOMINEES             ( )   Barry R. Banducci               FOR                AGAINST              ABSTAIN
                                      ( )   William J. Abraham, Jr.
[ ]      WITHHOLD AUTHORITY           ( )   Philip Wm. Colburn          DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO
         FOR ALL NOMINEES             ( )   Charles E. Johnson          SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
                                      ( )   Paul R. Lederer
[ ]      FOR ALL EXCEPT               ( )   Sharon M. Oster             THE  UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF
         (See instructions below)     ( )   F. Alan Smith.              ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT
                                                                        FURNISHED THEREWITH.

                                                                        PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                        USING THE ENCLOSED ENVELOPE.
                                                                        ---------------------------------------------------------
INSTRUCTION: To withhold authority to vote for any
individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown
here: o
------------------------------------------------------------

------------------------------------------------------------
To change the address on your account, please check the box
at right and indicate your new address in the address space   [   ]
above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
-------------------------------------------------------------




Signature of Stockholder                    Date:              Signature of Stockholder                      Date:
                         -------------------     -------------                         ---------------------      -----------------

NOTE: THIS PROXY MUST BE SIGNED EXACTLY AS THE NAME APPEARS HEREON. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.